CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 11, 2008, relating to the financial statements of Terra Grande Development Corporation for the period ended November 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
December 22, 2008